Delaware VIP Trust
NSAR

Exhibit List


Exhibit		Reference

77.C	Matters submitted to a vote
of security holders incorporated into this filing by reference to a DEF-14A filing which occurred on January 11, 2007 (SEC
Accession No. 0001382529-07-000005)

77.Q1(a)(1)	Amended and Restated By
Laws of Delaware VIP Trust (enclosed)

77.Q1(a)(2)	Certificate of Amendment of
Agreement and Declaration of Trust of
Delaware VIP Trust (enclosed)

77.Q1(g)	Plan of Liquidation and
Dissolution of The Delaware Global Bond
Series incorporated into this filing by
reference to a PRE-14A filing which
occurred on December 13, 2006 (SEC
Accession No. 0001382529-06-000006)